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                                                                  EXHIBIT 10.6


                                  RULES OF THE



                                  APBIOTECH INC



                        EXECUTIVE STOCK OPTION PLAN 2000








                                    New Bridge Street Consultants
                                    20 Little Britain
                                    London  EC1A  7DH
                                    Ref: N\1021\ARUNDEL\ESTP2000 051200



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                             RULES OF THE APBIOTECH


                        EXECUTIVE STOCK OPTION PLAN 2000


      1     MEANINGS OF WORDS USED

      1.1   In these Rules:

            "Associated Company" has the meaning given to it by Section 416 of the U.K. Taxes Act;

            "Business Day" means a day on which NASDAQ is open for the transaction of business;

            "Company" means APBiotech Inc;

            "Control" has the meaning given to it by Section 840 of the U.K. Taxes Act;

            "Date of Grant" means the date on which the Directors resolve to grant an Option;

            "Directors" means the Board of Directors of the Company or a duly authorised committee of it;

            "Eligible Employee" means any person who is a common law employee of a Participating Company who devotes substantially the whole of his working time to his duties;

             "Employees' Share Plan" means a plan for encouraging or
            facilitating the holding of shares in the Company by or for the benefit of the bona fide employees or former employees of the Company, the Company's subsidiary or holding company or a subsidiary of the Company's holding company;

            "Market Value" means in relation to a Share:

            (i) If Shares are listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for Shares, either (a) the average of the low and high prices of the Shares on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, for the trading day immediately preceding the applicable date or (b) the closing or last price of Shares on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, for the trading day immediately preceding the applicable date, as the Option Committee shall determine.

            (ii) If Shares are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading days or day referred to in clause (1), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market for the training day on which Shares were traded immediately preceding the applicable date, as the Option Committee shall determine; and

            (iii) If the Shares are neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Option Committee, in good faith, shall determine.

            "Member of the Group" means the Company and all Subsidiaries and Associated Companies of it from time to time;

            "Option" means a right to acquire Shares granted pursuant to the Plan and for the time being subsisting;

            "Option Committee" means a duly appointed committee of the Directors comprising Directors who:

                  (i) do not hold any executive office with a Participating Company; and

                  (ii)  will not themselves participate in the Plan;


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            "Option Exercise Date" means the date when an Option is effectively exercised upon compliance with the provisions of Rules 7.1;

            "Option Holder" means a person holding an Option, including, where the context so permits, his personal representatives;

            "Option Period" means, in respect of an Option, a period commencing on the Date of Grant and expiring at the close of business on the day preceding the 10th anniversary of the Date of Grant;

            "Option Price" means the price per Share payable on the exercise of an Option as determined by the Option Committee under Rule 3.1;

            "Original Shareholder" means Nycomed Amersham plc (or any subsidiary of Nycomed Amersham plc) or Pharmacia Corp (or any subsidiary of Pharmacia Corp);

            "Participating Companies" means the Company and any Subsidiary of the Company, direct or indirect, designated by the Option Committee as a Participating Company

            "Plan" means this plan known as "APBiotech Inc Executive Stock Option Plan 2000" in its present form or as from time to time altered in accordance with the Rules;

            "Plan Period" means the period commencing on the date of the approval of the Plan by the Directors and ending on the 10th anniversary of that date;

            "Rules" means these rules as amended from time to time;

            "Shares" means shares in the Company's common stock, US$0.01 - par value

            "Subsidiary" means a company which is:

                  (i) a subsidiary of the Company within the meaning given thereto by Section 736 of the U.K. Companies Act 1985, and

                  (ii)  under the Control of the Company;

            "Taxes Act" means the UK Income and Corporation Taxes Act 1988; and

            "Year" means a year beginning on any January 1 and ending the following December 31.

      1.2 Where the context so admits or requires, the singular includes the plural and the masculine includes the feminine and vice versa; references to any statutory provision shall include any modification or re-enactment.

      1.3 Headings shall be ignored in construing the Rules. Footnotes and expressions in italics do not form part of the rules and are for guidance only.


2 GRANT OF OPTIONS


      2.1   GRANT OF OPTIONS

            Subject to Rule 2.10 below, the Option Committee may during the Plan Period in its absolute discretion grant to any Eligible Employee an Option to acquire such number of Shares as the Option Committee may determine (or such lesser number as may be the case following an adjustment under Rule 2.8) at the Option Price.


      2.2   TIME WHEN OPTIONS MAY BE GRANTED

            Options shall only be granted at such times as may be permitted by applicable securities laws.


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      2.3    CONDITIONS ON EXERCISE

             The Option Committee may grant an Option on the basis that it may not be exercised, in whole or in part, until certain conditions have been satisfied.

             The Option Committee may in its discretion waive, vary or amend any such condition. Such discretion shall only be exercised if events happen which cause the Option Committee to consider that a waived, varied or amended condition would be a fairer measure of performance and would be no more difficult to satisfy.


      2.4   OPTION CERTIFICATES

            Each Option Holder shall be issued an option certificate (executed as a deed), on or as soon as practicable after the Date of Grant, in such form as the Option Committee shall prescribe.


      2.5   NO PAYMENT

            No payment to the Company shall be required on the grant of an Option.


      2.6   DISCLAIMER OF OPTION

            Any Option Holder may, by notice in writing to the Secretary of the Company, within 30 days after the Date of Grant, disclaim in whole his Option and in such case the Option shall be deemed never to have been granted under the Plan. No consideration shall be payable for any disclaimer.


      2.7   DISPOSAL RESTRICTIONS

            Except for the transmission of an Option on the death of an Option Holder to his personal representatives, neither an Option nor any rights in respect of it may be transferred, assigned or otherwise disposed of by an Option Holder to any other person, and if an Option Holder purports to transfer, assigns or disposes of any such Option or rights, whether voluntarily or involuntarily, then the relevant Option shall immediately lapse.


      2.8   BLUE PENCIL PROVISION

            If any Option is purported to be granted on terms which are not in accordance with the provisions of these Rules, including the limitations on participation and the calculation of the Option Price, the Option Committee shall vary the terms of such Option to bring the Option within the Rules and any such variation shall take effect from the Date of Grant.


      2.9   LIMITS ON SHARES AVAILABLE

            2.9.1 Subject to Rules 2.9.2 and 2.9.3 below, no Options shall be granted under the Plan which would, at the time they are granted, cause the number of Shares which may be issued in pursuance of Options granted under the Plan, or in pursuance of options or other awards made under any other Employees' Share Plan of the Company, to exceed such number as represents 3% of the ordinary share capital of the Company from time to time.

            2.9.2 The limit at Rule 2.9.1 above shall apply from the date of adoption of the Plan by the Company until such date as determined by the Directors, which shall not be before 1 June 2002 at the earliest.

            2.9.3 Only those Shares which are capable of being issued before 1
                  June 2002 (or such later date as determined by the Directors pursuant to Rule 2.9.2 above) on the exercise of any options or other awards will be relevant for the purposes of calculating the limit in rule 2.9.1 above, and Shares shall not be regarded as being capable of being issued by reason of any provisions in the relevant Employees' Share Plans under which such options or awards are



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                  granted allowing a person to exercise an option or award in circumstances of leaving employment or a change of control of the Company.

      2.10  LIMIT ON INDIVIDUAL PARTICIPATION

            The maximum number of shares over which Options can be granted to an Eligible Employee in any year is 1,000,000 Shares.


        3   OPTION PRICE


      3.1   DETERMINATION OF OPTION PRICE

            The Option Committee shall determine the Option Price which shall be stated at the Date of Grant and shall not be less than the Market Value of a Share on the Date of Grant.

       4.   VARIATIONS IN SHARE CAPITAL


      4.1   ADJUSTMENT OF OPTIONS

            In the event (a "Relevant Event") of any variation in the equity share capital of the Company in consequence of a capitalisation or rights issue, sub-division, consolidation or reduction of share capital or other variation in the share capital:

            4.1.1 the number or nominal amount of Shares comprised in each
                  Option, and/or

            4.1.2 the Option Price, and/or

            4.1.3 the aggregate Option Price in relation to any Option,

            may be adjusted in such manner as the Directors consider appropriate (including retrospective adjustments where such Relevant Event or the variation in the equity share capital of the Company as a consequence of the Relevant Event occurs after the Option Exercise Date but the relevant record date precedes such Option Exercise
            Date). If and to the extent a Relevant Event is a change in the number or kind of Shares effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described in this Rule 4.1 shall be made and shall occur automatically by application of such formula, without further action by the Directors.


      4.2   OTHER RELEVANT EVENTS

            Options may be adjusted following variations in the share capital of the Company other than those specified in Rule 4.1. Any such adjustments shall be made in accordance with Rule 4.1.


      4.3   NOTICE

            The Directors may take such steps as they consider necessary to notify Option Holders of any adjustment made under this Rule 4.


        5   EXERCISE AND LAPSE - GENERAL RULES


      5.1   EXERCISE - GENERAL RULE

            Unless otherwise specified in these Rules an Option shall only be exercisable:

             5.1.1 on or after the dates specified in the option certificate

             5.1.2 on the satisfaction or waiver of any condition imposed under
                   Rule 2.3;

             5.1.3 except as provided in Rules 6 and 7, while the Option Holder is an employee of a Member of the Group.


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      5.2   CESSATION OF EMPLOYMENT - GENERAL RULE

            Unless any of the provisions in Rule 6 apply, when an Option Holder ceases to be an employee of a Member of the Group, all his Options shall lapse.


      5.3   LAPSE
            Options shall lapse on the expiry of the Option Period.


        6   RIGHTS OF EXERCISE - PARTICULAR CASES


      6.1   CESSATION OF EMPLOYMENT

            6.1.1 If an Option Holder ceases to be in the employment of any
                  Member of the Group (except for any reason specified in 6.1.2 or 6.1.3 below), then:

                  6.1.1.1 all Options which are otherwise exercisable, shall lapse unless exercised within the earlier of the expiry of the Option Period or three months after the date of cessation of the Option Holder's employment; and

                  6.1.1.2 all Options, which are not otherwise exercisable,
                          shall lapse and determine immediately upon such cessation.

            6.1.2 If an Option Holder ceases to be in the employment of any
                  Member of the Group by reason of death or disability, then all Options, whether or not otherwise exercisable, shall become exercisable and shall lapse unless exercised within the earlier of the expiry of the Option Period or twelve months after the cessation of the Option Holder's employment

            6.1.3 If an Option Holder ceases to be in the employment of any
                  Member of the Group by reason of dismissal for cause, then all Options, whether or not otherwise exercisable, shall lapse and determine immediately.


      6.2   LEAVE OF ABSENCE

            No Options that are not exercisable at the beginning of an authorized leave of absence shall become exercisable during such leave of absence.


      6.3   TAKEOVERS ETC.

            6.3.1 Subject to Rule 6.3.4 below if, in consequence of any offer made to the holders of Shares, the Directors become aware that the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror and/or any company controlled by the offeror and/or any person associated with or acting in concert with the offeror, the Directors shall, within 30 days of becoming so aware, notify every Option Holder accordingly.

            6.3.2 Each Option Holder shall be entitled at any time during the
                  Change of Control Period to exercise all his Options (whether or not otherwise exercisable) in whole or in part. The Options shall not lapse on the expiry of the Change of Control Period but all Options not exercisable immediately prior to the beginning of the Change of Control Period shall cease to be exercisable on the expiry of the Change of Control Period.

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            6.3.3 For the purposes of this Rule 6.3, "Change of Control Period"
                  means the period commencing on the date of the giving of the Directors' notification under this Rule 6.3 and ending three months after that.

            6.3.3 Unless the Directors decide otherwise the provisions of this
                  Rule 6.3 shall not apply if an Original Shareholder shall become entitled to cast more than 50% of the votes which may ordinarily be case on a poll at a general meeting of the Company.


      6.4   DISSOLUTION OR LIQUIDATION

            In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Option Committee; provided, however, that if the rights of a Option Holder (or his personal representatives if appropriate) have not otherwise terminated and expired, the Option Holder (or his personal representatives if appropriate) will have the right to exercise his Options immediately prior to such dissolution or liquidation, and the Option Committee may, in the exercise of its sole discretion in such instances, accelerate the date on which any Option becomes exercisable or fully vests and/or declare that any Option shall terminate as of a specified date.


      6.5   LOSS OF OWNERSHIP

            Where the Option Holder is deprived of the legal or beneficial ownership of the Option by operation of law, or does anything or omits to do anything which causes him to be so deprived or becomes bankrupt, all his Options shall lapse.


      6.6   OVERSEAS TRANSFER

            If an Option Holder, whilst continuing to be employed by a Member of the Group is transferred to work in another country and as a result of that transfer the Option Holder will either:

            6.6.1 become subject to tax on his remuneration in the country to which he is transferred and the Option Committee are satisfied that as a result he will suffer a tax disadvantage upon exercising an Option; or

            6.6.2 become subject to restrictions on his ability to exercise his
                  Option or to hold or deal in the Shares or the proceeds of the sale of the Shares he may acquire upon the exercise of that Option by reason of or in consequence of the securities laws or exchange control laws of the country to which he is transferred;

            the Option Committee (or its delegate) may allow the Option Holder to exercise the Option in a period specified by the Option Committee or its delegate. The Options will become exercisable again in the ordinary course if not so exercised.


      6.7   PRIORITY

            In the event of any conflict between any of the provisions of Rules 5 and 6, the provision which results in the earliest lapsing of the Option in question shall prevail.


        7   EXERCISE OF OPTIONS


      7.1   LIMIT ON EXERCISE

            An Option may only be exercised during the periods specified in Rules 5 and 6.


      7.2   MANNER OF EXERCISE

            To exercise an Option in whole or in part, an Option Holder must deliver to the Secretary of the Company or other duly appointed agent:

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            7.2.1 the option certificate covering the Shares over which the
                  Option is being exercised;

            7.2.2 notice in writing, in the prescribed form, duly completed and signed by the Option Holder or by his duly appointed agent;
                  and

            7.2.3 payment in full of the Option Price for the total number of
                  Shares in respect of which the Option is being exercised.

            The Option Holder shall pay the Option Price for an Option as specified by the Option Committee (x) in cash, (y) with the approval of the Option Committee, by delivering Shares owned by the Option Holder (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Option Committee deems appropriate) and having a Market Value on the Option Exercise Date equal to the Option Price or (z) by such other method as the Option Committee may approve, including attestation (on a form prescribed by the Option Committee) to ownership of Shares having a Market Value on the Option Exercise Date equal to the Option Price, or payment through a broker in accordance with procedures permitted by Regulation T of the United States Federal Reserve Board. Shares used to exercise an Option shall have been held by the Option Holder for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Option Holder shall pay the Option Price and the amount of any withholding tax due at the time of exercise. Shares shall not be issued upon exercise of an Option until the Option Price is fully paid and any required withholding is made.

            If the Option Committee so permits, an Option Holder subject to United States tax may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having Shares withheld having a Market Value up to an amount that does not exceed the Option Holder's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Option Committee and shall be subject to the prior approval of the Option Committee.

            The date of receipt by the Company of the items listed in Rules
            7.2.1 to 7.2.3 shall constitute the Option Exercise Date. If any conditions must be fulfilled before an Option may be exercised, the receipt of such documents shall not be treated as effecting the exercise of an Option unless and until the Directors are satisfied that the conditions have been fulfilled, in which case the Option Exercise Date shall be the date on which the Directors declare that they are so satisfied. The Directors must use reasonable endeavours to ensure that they obtain evidence as to the satisfaction of any conditions within seven days after the date of receipt by the Company of the items listed at Rules 7.2.1 to 7.2.3 above and shall make a declaration within seven days of receipt of the evidence.


      7.3   TRANSFER

            Subject to Rules 7.6 and 7.7, the Directors shall allot the Shares to be issued or shall procure the transfer of Shares to be transferred following the exercise of an Option within 30 days of the Option Exercise Date.


      7.4   RIGHTS

            In respect of Shares issued or transferred on the exercise of an Option, Option Holders are entitled to all rights attaching to such Shares by reference to a record date after the Option Exercise Date. They shall not be entitled to rights before such date.


      7.5   PART EXERCISE

            Other than on exercise of an Option to the full extent then exercisable, no Option shall be capable of exercise in part except in multiples of 100 Shares.


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      7.6   CONSENTS

            All allotments, issues and transfers of Shares will be subject to any necessary consents or other applicable requirements or restrictions under any relevant enactments or regulations for the time being in force in the United Kingdom and the United States or elsewhere, and it shall be the responsibility of the Option Holder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

     7.7    TAX WITHHOLDING

            In a case where a Member of the Group is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which a person exercising an Option is liable by virtue of the exercise of the Option and/or for any social security contributions recoverable from the person in question (together, the "Tax Liability"), no Shares shall be issued or transferred following the exercise of the Option unless that person has either:

            (i) made a payment to the Member of the Group of an amount equal to the Tax Liability; or

            (ii) entered into arrangements acceptable to that or another Member of the Group to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Member of the Group of the relevant amount out of the proceeds of sale or otherwise).

      7.8   ARTICLES OF ASSOCIATION

            Any Shares acquired upon the exercise of Options shall be subject to the Articles of Incorporation and the By-Laws of the Company from time to time in force.


        8   GENERAL


      8.1   NOTICES

            Any notice or other document required to be given under or in connection with the Plan may be delivered to an Option Holder or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Directors may from time to time determine and notify to Option Holders).


      8.2   DOCUMENTS SENT TO SHAREHOLDERS

            The Company shall send to Option Holders copies of any documents or notices sent to the holders of its Shares, concurrently with issuing the same to the holders of its Shares.


      8.3   AVAILABILITY OF SHARES

            The Company shall procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.


      8.4   DIRECTORS' DECISIONS FINAL AND BINDING

            The decision of the Directors in any dispute relating to an Option or matter relating to the Plan shall be final and conclusive.


      8.5   COSTS

            The costs of introducing and administering the Plan shall be borne by the Company.

      8.6   REGULATIONS

            The Directors shall have power from time to time to make or vary regulations for the administration and operation of the Plan provided that the same are not inconsistent with these Rules.


      8.7   LIMITATION OF LIABILITY

            The rights and obligations of an Option Holder under the terms and conditions of his office or employment shall not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever insofar as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary the Option Holder's terms of employment shall be varied accordingly.


        9   AMENDMENTS AND TERMINATION


      9.1   DIRECTORS' POWERS OF AMENDMENT

            The Directors may at any time alter or add to all or any of the provisions of the Plan or any previously granted Option in any respect; provided that no such amendment shall materially impair the rights of any Option Holder under any previously granted Option unless the amendment is required by applicable law, or

            9.1.1 the Directors shall have invited every relevant Option Holder to give an indication as whether or not he approves of the amendment; and

            9.1.2 the alteration is approved by a majority of those Option
                  Holders who have given such an indication.


      9.2   OVERSEAS EMPLOYEES

            Notwithstanding any other provision of the Plan the Directors may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United States on their remuneration, amend or add to the provisions of the Plan and the terms of Options as they consider necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities, exchange control and/or other overseas laws, provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.


      9.3   NOTICE

            As soon as reasonably practicable after making any alteration or addition, the Directors shall give written notice to any Option Holder affected by the alteration or addition.


      9.4   TERMINATION OF THE PLAN

            The Directors may terminate the Plan at any time, and it shall terminate on the 10th anniversary of its adoption by the Directors, but Options granted prior to such termination shall continue to be valid and exercisable in accordance with these Rules.


       10   GOVERNING LAW

            The Plan and all Options shall be governed by and construed in accordance with [Applicable US State] law.



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                                   SCHEDULE 1
                 APBIOTECH INC EXECUTIVE STOCK OPTION PLAN 2000

This Schedule 1 constitutes the US approved part of the APBiotech Inc Executive Stock Option Plan 2000 (THE "US ISO PLAN"). The terms of the US ISO Plan are identical to the APBiotech Inc Executive Stock Option Plan 2000 (the "Plan") to which the US ISO Plan is appended except as follows:

1. For purposes of the US ISO Plan, options otherwise granted in accordance with the Plan may be designated as "Incentive Stock Options" ("ISOS") within the meaning of section 422 of the United States Internal Revenue code of 1986, as amended (the "US TAX CODE").

2. The aggregate number of shares for which ISOs may be granted under the US ISO Plan shall not exceed 14,500,000. The price at which shares may be acquired by the exercise of an option under the US ISO Plan shall be not less than the fair market value of such shares as of the Grant Date as determined by the Board.

3. The class of persons who may receive ISOs shall, in addition to the limitations imposed by the Plan, be limited to those persons who are employees of the Company or its "parent" or "subsidiary" corporations within the meaning of Sections 424(e) and (f), respectively, of the US Tax Code.

4. In addition to any other restrictions contained in the Plan, ISOs shall not be transferable otherwise than by will or the laws of descent and distribution. During the lifetime of the person to whom the ISO is granted, the ISO shall be exercisable only by such person.

5. To the extent that the aggregate market value of shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans or schemes of the Company or its "parent" and "subsidiary" corporations within the meaning of section 424(e) and (f) respectively of the US tax Code) exceed US$100,000 such option shall to the extent of such excess be treated as options which are not ISOs. For the purpose of the preceding sentence, the market value of any shares subject to an ISO shall be determined at the time such ISO is granted.

6. For purposes of any ISO grants, the terms of the Plan shall be deemed to be incorporated by reference to this schedule.

7. No options may be granted as ISOs under the US ISO Plan after the earlier of the tenth anniversary of (a) the date of adoption of the US ISO Plan by the Board, or (b) the date the US ISO Plan is approved by the Company's stockholders.

8. If any option is exercised in accordance with Rules 5 and 6 of the Plan more than three (3) months after the date that the Participant was last employed by the Company (or by its parent or a subsidiary as defined in Rule 3 of this Schedule above) or in the case of either death or "total disability" (as defined by section 422(c)(6) of the US Tax Code) more than twelve (12) months after the date that the Participant was last employed by the Company (or by its parent or a subsidiary as defined in Rule 3 of this Schedule above) then such option shall be treated as a nonqualified stock option for purposes of the US Tax Code.

9. If an option is granted to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or any subsidiary as defined in Rule 3 of this Schedule above) then the option exercise price shall be not less than 110% of the fair market value of the shares which may be acquired by the exercise of the option and such option by its terms shall not be exercisable after the expiration of 5 years from the date such option is granted.